GUARANTY

        THIS GUARANTY ("Guaranty") dated as of September 23, 2004, is given by Critical Home Care, Inc., a Nevada corporation ("Guarantor") in favor of Roy Hathcock ("Hathcock"), Dale Benzine ("Benzine"), Chris Norman, ("Norman") and Marc Leonard ("Leonard"), as set forth herein. Hathcock, Benzine, Norman and Leonard are sometimes individually referred to herein as a "Payee" and collectively as the "Payees".

                                    RECITALS:

        A. SSAC, LLC, a Florida limited liability company (the "Maker") is indebted to Hathcock and Benzine pursuant to the terms of a certain Six Hundred Sixty Thousand and Seven Hundred Forty and No/100 ($660,740.00) Dollar Buyer Promissory Note dated as of the date hereof (the "Note").

        B. Pursuant to Section 1.4.2 of a certain Stock Purchase Agreement by and among the Maker, Trinity Healthcare of Winston-Salem, Inc. ("Company"), Hathcock, Benzine, Norman and Leonard dated as of the date hereof (the "Stock Purchase Agreement"), the Maker is obligated to pay Norman and Leonard the sum of Nine Hundred Seventy Five Thousand Five Hundred Ten ($975,510.00) Dollars on or before January 15, 2005 (the "Deferred Payment").

        C. The Maker is the wholly owned second tier subsidiary of the Guarantor.

        D. It is a condition precedent for the Payees to extend credit to the Maker under the Note and Deferred Payment that the Guarantor guaranty the obligations of the Maker to the Payees under the terms of this Guaranty.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. GUARANTY. Subject to the Maker's "Setoff Rights" (as hereinafter defined), Guarantor unconditionally guarantees to the Payees the full and prompt payment of all Indebtedness (as hereinafter defined) of Maker due and to become due to the Payees after expiration of any applicable notice and cure period. Subject to the Setoff Rights, the Payee shall have immediate recourse against Guarantor for the full and immediate payment of the Indebtedness, or any part thereof, which has not been paid in full whether by acceleration or otherwise after expiration of any applicable notice and cure period. Notwithstanding anything contained herein to the contrary, the Guarantor's guaranty of the Indebtedness and its obligations to satisfy such guaranty are irrespective of any subordination agreement entered into by and among the Payees, the Guarantor and the Maker and the Payees shall have immediate recourse against the Guarantor under this Guaranty regardless of whether the Maker has satisfied the and or all of the senior indebtedness.

        2. INDEBTEDNESS. The term "Indebtedness" shall mean the indebtedness evidenced by and pursuant to the Note and the Deferred Payment and any and all renewals, extensions or modifications thereof, but subject to the right of the Maker to set-off or recoup against all or a portion of the Indebtedness pursuant to the terms of the Stock Purchase Agreement (the "Setoff Rights").

        3. NATURE OF THE GUARANTY. This guaranty is an irrevocable, unconditional (other than being subject to the Setoff Rights) and absolute guaranty of payment and not of collection, and Guarantor agrees that upon a default of Maker's obligations pursuant to the Note and the Deferred Payment which shall remain uncured, the Payees shall not be obligated to further demand payment or to take any further steps to collect the Indebtedness from the Maker prior to seeking recourse against, or receiving payment from Guarantor.

        4. WAIVERS. The Guarantor hereby waives: (a) notice of acceptance of this Guaranty and of creations of Indebtedness of the Maker to each Payee; (b) presentment and demand for payment of any Indebtedness of the Maker; (c) protest, notice of protest, and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Indebtedness or the Note; (d) any demand for payment under this Guaranty; (e)any duty on the part of a Payee to disclose to any Guarantor any facts any Payee may now or hereafter know about any Guarantor, and (f) any right or claim or claim of right to cause a marshalling of Maker's assets. No notice to, or demand on a Guarantor shall be deemed to be a waiver of the obligation of said Guarantor, or of the right of the Payees to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective, unless in writing, nor shall any such waiver be applicable except in the specific instance for which given.

        5. SUBROGATION. Guarantor hereby irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity, to seek or claim subrogation, contribution, indemnification, or any other form of reimbursement from the Maker or from any other Guarantor by virtue of any payment(s) made to the Payees under this Guaranty until such time as the Indebtedness is paid in full. Guarantor acknowledges and agrees with the Payees that if the Payees shall at any time be required to return or restore to Maker or to any trustee in bankruptcy, any payment(s) made upon the Indebtedness, this Guaranty shall continue in full force and effect or shall be fully reinstated, as the case may be, and Guarantor's obligations to the Payees under this Guaranty shall be increased by the amount of any such payment(s) upon the Indebtedness as the Payees shall be obliged to return or restore, plus interest thereon at the rate provided in the evidence of Indebtedness applicable to any such payment(s) from the date(s) the payment(s) upon the Indebtedness was originally made.

        6. BINDING EFFECT. Each reference herein to the Payees shall be deemed to include their successors and assigns, in whose favor the provisions of this Guaranty shall also run.

        7. TERMINATION. Except as otherwise provided herein, this Guaranty shall become null and void and the liability of the Guarantor terminated only in the event the Maker shall pay to the Payees in full the Indebtedness.

        8. NOTICES. Any notices or demands required under this Guaranty shall be in writing, delivered to the address set forth below and served as follows: (a) by personal service with service being effective upon delivery, (b) by certified mail, return receipt requested, with



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

service being effective three (3) business days after mailing, (c) by telecopy, facsimile or other form of telecommunication, with service being effective upon the date of transmission with reasonable evidence that the transmission was sent, or (d) by recognized overnight courier service, with service being effective one (1) business day after delivery to such courier service.

          If to Guarantor:          Critical Home Care, Inc.
                                    26777 Central Park Blvd., Suite 200
                                    Southfield, Michigan 48076
                                    Attn: John E. Elliott, II

          With a copy to: (which shall by itself not constitute notice)

                                    Eric I. Lark, Esq.
                                    Kerr, Russell and Weber, PLC
                                   500 Woodward Avenue, Suite 2500
                                   Detroit, Michigan 48226

          If to Payees:             c/o Roy Hathcock
                                    4875 Pelican Colony Blvd., No.902
                                    Bonita Springs, Florida 34134

          With a copy to: (which shall not by itself constitute notice)

                                    J. Rene Hawkins, Esq.
                                    Smith, Hawkins, Hollingsworth & Reyes
                                    688 Walnut Street, Suite 100
                                    Macon, Georgia  31208

        9. ENTIRE AGREEMENT. This Guaranty contains the entire agreement, and supersedes all prior agreements, representations, negotiations, and understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

        10. AMENDMENTS AND MODIFICATIONS. Except as otherwise provided herein, this Guaranty may be amended or supplemented in any respect only with the written consent of all the parties hereto.

        11. BINDING EFFECT; BENEFITS. All of the terms and provisions of this Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        12. SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Guaranty shall continue to be binding and in full force and effect.



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

        13. HEADINGS. The section and other headings contained in this Guaranty are for convenience only and shall not be deemed to limit, characterize or interpret any provisions of this Guaranty.

        14. NO STRICT CONSTRUCTION. The parties hereto jointly participated in the negotiation and drafting of this Guaranty. The language used in this Guaranty shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Guaranty shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person.

        15. INTERPRETATION. As used in this Guaranty, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so indicates or requires. Terms defined in the singular have a comparable meaning when used in the plural and vice versa. Terms defined in the current tense shall have a comparable meaning when used in the past or future tense and vice versa. Terms defined as a noun shall have a comparable meaning when used as an adjective, adverb, or verb and vice versa. Whenever the term "include" or "including" is used in this Guaranty, it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. Unless otherwise limited, the words "hereof", "herein" and "hereunder" and words of similar import refer to this Guaranty as a whole and not to any particular provision.

        16. GOVERNING LAW. This Guaranty and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Florida without regards to conflicts of laws principles.

         IN WITNESS WHEREOF, the Guarantor hereto has caused this Guaranty to be executed as of the day and year first above written.

WITNESS:                                Guarantor:

                                        Critical Home Care, Inc., a Nevada
                                           corporation

Jenny H. Kim                            By:   /s/ John E. Elliott, II
-------------------------------              -----------------------------------

                                        Its:   Chairman/CEO
-------------------------------               ----------------------------------



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